Exhibit 99.1

BGC Group, Inc. Announces Final Results in Exchange Offers and Consent Solicitations

NEW YORK, NY – October 5, 2023 – BGC Group, Inc. (Nasdaq: BGC) (“BGC Group”) today announced the final results of its previously announced offers to exchange (the “exchange offers”) any and all validly tendered (and not validly withdrawn) and accepted notes of the three series described in the table below (collectively, the “Old Notes”) issued by BGC Partners, Inc., BGC Group’s wholly-owned subsidiary (“BGC Partners”), for notes to be issued by BGC Group with the same respective interest rates and maturity dates as the accepted notes (collectively, the “New Notes”).

The table below sets forth the aggregate principal amounts of each series of Old Notes that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on October 4, 2023, when the exchange offers expired. The settlement of the exchange offers is expected to occur on October 6, 2023.

Old Notes to be Exchanged	CUSIP	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered and Consents Received as of the Expiration of the Exchange Offers	Percentage of Total Outstanding Principal Amount of Such Series Tendered and Consenting
3.750% Senior Notes due October 1, 2024	05541T AM3	$300,000,000	$255,526,000	85.18%
4.375% Senior Notes due December 15, 2025	05541T AP6 U2100D AE3	$300,000,000	$288,153,000	96.05%
8.000% Senior Notes due May 25, 2028	05541T AQ4 U2100D AF0	$350,000,000	$347,227,000	99.21%

BGC Group conducted the exchange offers to simplify its capital structure following the corporate conversion completed on July 1, 2023, whereby BGC Partners became a wholly owned subsidiary of BGC Group, and to give existing holders of the Old Notes the opportunity to obtain New Notes issued by BGC Group, which will rank pari passu with BGC Group’s other unsecured senior indebtedness. In connection with the closing of the exchange offers, BGC Group intends to assume BGC Partners’ credit facilities. BGC Group also intends to be the issuer and obligor on future debt issuances and credit arrangements, rather than BGC Partners.

In connection with the exchange offers, BGC Group also solicited consents on behalf of BGC Partners (the “consent solicitations”) from (i) holders of the Old Notes to certain proposed amendments to the indenture between BGC Partners and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Old Base Indenture”) and to the supplemental indentures thereto governing each series of the Old Notes to eliminate certain affirmative and restrictive covenants and events of default (collectively, the “proposed indenture amendments”), and (ii) holders of BGC Partners’ outstanding 8.000% Senior Notes due May 25, 2028 to amend the Registration Rights Agreement, dated May 25, 2023 relating to such notes (the “Old 2028 Notes Registration Rights Agreement”) to terminate such agreement. On September 19, 2023, BGC Partners and the relevant counterparties executed (i) the Fourth Supplemental Indenture to the Old Base Indenture to implement the proposed indenture amendments and (ii) a written acknowledgement of the amendment to the Old 2028 Notes Registration Rights Agreement to terminate such agreement, both of which will become effective on the settlement date of the exchange offers.

A Registration Statement on Form S-4 (File No. 333-274356) (the “Registration Statement”) relating to the issuance of the New Notes was filed with the U.S. Securities and Exchange Commission (“SEC”) on September 6, 2023, was amended by Amendment No. 1 to the Registration Statement on September 20, 2023, and was declared effective by the SEC on September 22, 2023. The exchange offers and consent solicitations were made pursuant to the terms and subject to the conditions set forth in BGC Group’s prospectus, dated as of September 22, 2023 (the “Prospectus”), which forms a part of the Registration Statement, and the related letter of transmittal and consent (the “Letter of Transmittal”), which together contain the complete description of the terms and conditions of the exchange offers and consent solicitations.

The dealer manager for the exchange offers and the solicitation agent for the consent solicitations was:

BofA Securities

620 South Tryon Street, 20th Floor

Charlotte, North Carolina 28255

Attention: Liability Management

Toll Free: +1 (888) 292-0070

Collect: +1 (980) 387-3907

Email: debt_advisory@bofa.com

The exchange agent and information agent for the exchange offers and the consent solicitations was:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll Free: (877) 732-3614

By E-mail:

bgc@dfking.com

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein and is not a solicitation of the related consents. The exchange offers and consent solicitations were made solely pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related materials. The exchange offers and consent solicitations were not made in any state or jurisdiction in which such offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Discussion of Forward-Looking Statements about BGC Group

Statements in this document regarding BGC Group that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about BGC’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC Group undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC Group’s SEC filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K, or in the Registration Statement.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Jason Chryssicas

+1 212-610-2426